Exhibit 99.1

NEWS

CONTACT:    Kim Detwiler

                         Senior Vice President, Director of Corporate Communications

                          Univest Corporation

                          215-721-8396

                          detwilerk@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION EXPANDS INSURANCE SUBSIDIARY

THROUGH ACQUISITION OF EMPLOYEE BENEFITS AGENCY, JAVERS GROUP

SOUDERTON, Pa, May 31, 2012 -- Univest Corporation of Pennsylvania (listed on NASDAQ: UVSP) and its insurance subsidiary, Univest Insurance, Inc., today announced the acquisition of Javers Group, a full-service employee benefits agency that specializes in comprehensive human resource management, payroll and administrative services to businesses with 50 to 1,000 employees. The acquisition, completed on May 31, 2012, expands Univest’s insurance and employee benefits business and further diversifies its solutions to include human resource consulting services and technology.

“Growth of the Univest Insurance business through acquisition is part of our long term strategy to diversify our business, giving consumers and businesses in the region convenient access to a complete range of financial solutions from one company,” said William S. Aichele, chairman, president and CEO of Univest Corporation. “Javers’ experienced team of professionals strengthens Univest’s ability to serve the insurance, benefits, workers’ compensation and human resources needs of businesses and individuals.”

Javers Group, founded in 1999 by its president Chris Wichser, has consistently been honored for its expertise in human resource management and significant growth throughout the Mid-Atlantic region. In 2005 they became an Alliance Partner of ADP, one of the world’s largest providers of human resource, payroll, tax and business administration outsourcing solutions. In 2011, Javers ranked number one in the country for the second consecutive year in ADP’s Group Health Alliance program based on business growth. It also was one of four companies honored in Pennsylvania as a Gold Member by United Healthcare for being a top performing benefits provider.

“Javers Group’s outsourcing services and technologies allow companies to reduce or eliminate time spent on human resource responsibilities and cut administrative costs,” stated Ronald R. Flaherty, president of Univest Insurance, Inc. “While the company primarily serves businesses with more than 50 employees, they have a strong reputation for delivering a unique blend of high quality human resource programs and using innovative systems to design an affordable solution for any size business.”

Javers is headquartered in Berwyn, Pa., and also operates offices in New York, New Jersey and Maryland. Univest will retain all company employees, relocating staff from the Berwyn office to its current insurance office in West Chester, Pa. Javers Group employees working from offices out of state will continue to operate in their current locations. Javers Group will immediately begin operating under the name Univest Insurance, Inc.

The acquisition of Javers Group is Univest’s second acquisition of an employee benefits solutions company in the last five years. In December 2008, Univest acquired Liberty Benefits, Inc., a full service employee benefits brokerage and consulting firm specializing in comprehensive employee benefits packages for businesses with two to 500 employees.

About Univest Insurance, Inc.

Univest Insurance, Inc., headquartered in Lansdale, Pa. is an independent insurance agency, providing property and casualty insurance, employee benefits, and life, health and disability insurance for individuals, businesses and nonprofit clients. Univest Insurance also has offices in West Chester, Chester County and Upper Marlboro Township, MD.

About Univest Corporation

Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.

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This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.